China Education Alliance, Inc.
80 Heng Shan Road
Kun Lun Shopping Mall
Harbin 150090
The People’s Republic of China

May 8, 2007

Ms. Shelly Singhal        VIA FAX TO: 1.949.679.7280
SBI Advisors LLC
610 Newport Center Drive, #1205
Newport Beach, CA 92660

Re:	Secured Promissory Notes of
China Education Alliance, Inc.
dated September 29, 2006

Dear Ms. Singhal:

This letter sets forth our mutual agreement regarding the payment outstanding secured promissory notes dated September 29, 2006 (the “Notes”) issued by China Education Alliance, Inc. (the “Company”) for which SBI Advisors, LLC acted as collateral agent for the lenders (in such capacity, the “Collateral Agent”), in the initial aggregate principal amount of $1,530,000, of which the aggregate principal amount of $1,330,000 is outstanding. The Company has sent a separate wire in the amount of $150,633 to SBI Advisors LLC on April 30, 2007. Upon the receipt of the wire, SBI Advisors LLC shall immediately return this amount (or such lesser amount as SBI shall have actually received). SBI Advisors LLC also agrees to pledge 500,000 of its presently outstanding warrants as security for its repayment obligations pursuant to this paragraph.

Pursuant to that certain payoff letter dated the date hereof between the Company and the Collateral Agent, it is contemplated that the Notes will be repaid in full on May 8, 2007, together with interest accrued and unpaid thereon, with interest accruing at the rate of 12% per annum for the period from March 30, 2007 through the date that the Notes are paid. In addition, it is hereby agreed that following receipt by the Collateral Agent of the amounts set forth in the previous sentence, the presently outstanding warrants to purchase a total of 1,530,000 shares of common stock of the Company shall be modified so that the warrants will terminate on September 29, 2010 at an exercise price of US$.50 per share. The warrants shall provide the Company the right to call the warrants for $.01 per share after September 29, 2008 if the average closing sales price of the common stock of the Company exceeds $1.38 (U.S.) per share during any 30 day period. It is also agreed that there will be no piggy-back rights regarding the warrants in connection with the SEC Registration Statement to be filed by the Company in connection with the Common Stock issuable in connection with the Company’s proposed financing with Barron Partners, L.P. and that the warrant holders will not exercise any demand registration rights until September 29, 2008; provided, however, the holders of the warrants shall not exercise any demand registration rights if (a) all of the underlying shares issuable upon exercise of such warrants may be sold pursuant to Rule 144(k) or any subsequent successor rule or (b) such warrants have not been called for redemption.

The Collateral Agent hereby represents and warrants to the Company that it has been authorized by all of the holders of the Notes to enter into this Agreement on behalf of such holders. In addition, each of the Company and SBI Advisors, LLC represents that this Agreement constitutes the valid, binding and enforceable obligation of such party, enforceable in accordance with its terms.

Set forth on the enclosed payoff letter is the amount due the Noteholders, assuming payment is made by 5:30 PM, New York time, on May 8, 2007 and the wire transfer instructions for the Noteholders.

Very truly yours,

CHINA EDUCATION ALLIANCE, INC.

By: _/s/ Xinqun Yu_________________________________
Xin Qun Yu
Chief Executive Officer and President

Agreed to and approved
this 8th day of May, 2007

SBI Advisors, LLC

By: /s/  Shelly Singhal
Name:  Shelly Singhal
Title:

SBI Advisors, LLC
610 Newport Center Drive, Suite 1205
Newport Beach, California 92660

May 8, 2007

China Education Alliance, Inc.
80 Heng Shan Road
Kun Lun Shopping Mall
Harbin, P.R. China 150090
Attention: Mr. Xinqun Yu

RE:	$1,530,000 Bridge Loan Financing

Dear Mr. Yu:

Pursuant to that certain Intercreditor and Agency Agreement dated as of September 29, 2006 (as amended through the date hereof, the “Intercreditor Agreement”), SBI Advisors, LLC was appointed as collateral agent (in such capacity, the “Collateral Agent”) in connection with those certain Secured Promissory Notes issued by China Education Alliance, Inc., a North Carolina corporation (the “Borrower”), in favor of various investors as more particularly described in the Intercreditor Agreement (collectively, the “Investors”). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings given such terms in the Intercreditor Agreement.

The total amount necessary to pay in full as of this date all outstanding Loans and other obligations of the Borrower to the Investors under the Notes other than any and all indemnity obligations under any of the Transaction Agreements (as such term is defined in the Notes) that are not yet due and payable and which by their terms survive the termination of such Transaction Agreement (collectively, the “Contingent Indemnity Obligations”), is as follows:

(i)	Aggregate outstanding principal balance of the Loans as of this date	$1,330,000

(ii)	Accrued but unpaid interest on the Loans as of the estimated May 8, 2007 payoff date	$25,969

(iii)	Legal Fees	$8,609.49

(iv)	Total pay-off amount as of this date of the Loans and the other obligations (other than the Contingent Indemnity Obligations) (sum of (i) - (iii))	$1,364,578.49

Payment of the sum specified in item (iv) above (the “Pay-Off Amount”) shall be made to SBI Advisors, LLC by way of a federal wire transfer of immediately available funds by no later than 5:30 p.m. (New York time) on the date hereof, directed as follows:

Bank Name:   Bank of America
City & State:   New York, NY 10001
ABA Routing No.:   26009593
Swift Address:  BOFAUS3N
Credit Account No.:  11010-42499
Account Name:   SBI Advisors, LLC

CHINA EDUCATION ALLIANCE, INC.	May 8, 2007 Page 2

Upon receipt by the Collateral Agent of the Pay-Off Amount in immediately available funds in accordance with the preceding paragraph, (i) the Notes shall terminate and be of no further force or effect other than those provisions therein that specifically survive termination, (ii) all Liens (as such term is defined in the Notes) on any real or personal property assets of the Borrower and the Guarantors granted in favor of the Collateral Agent will be automatically terminated and released, (iii) the Collateral Agent will execute and deliver to the Borrower and each applicable Guarantor such lien release documents as the Borrower may reasonably request in order to evidence or otherwise give public notice of such collateral terminations and releases (provided, however, that any and all such termination statements and other lien release documents must be prepared and recorded at the Borrower’s expense), (iv) the Collateral Agent will deliver (at the Borrower’s expense) any certificated securities then in its possession evidencing or constituting any of the Collateral into the possession of the Borrower, and (v) the Borrower is authorized to file UCC-3 termination statements (without signature of the Collateral Agent) for each of the UCC financing statements relating to the Liens securing the Secured Obligations (as such term is defined in the Notes). The Borrower agrees to pay the Collateral Agent for all out-of-pocket costs and expenses incurred by the Collateral Agent (including, without limitation, attorneys’ fees) in connection with the matters referred to in the previous sentence, and acknowledges that the Collateral Agent’s execution of and/or delivery of any documents releasing any security interest or claim in any property of the Borrower as set forth herein is made without recourse, representation, warranty or other assurance of any kind by the Collateral Agent as to rights in any collateral security for amounts owing under the Notes, the condition or value of any Collateral, or any other matter.

Notwithstanding anything to the contrary contained herein or in any of such releases or other documents, the obligations and liabilities of the Borrower and the Guarantors to the Collateral Agent and the Investors under or in respect of the Notes insofar as such obligations and liabilities survive termination shall continue in full force and effect in accordance with their terms.

In addition, the Borrower hereby releases the Collateral Agent, the Investors and their respective affiliates and subsidiaries and their respective officers, directors, employees, shareholders, agents and representatives as well as their respective successors and assigns from any and all claims, obligations, rights, causes of action, and liabilities, of whatever kind or nature, whether known or unknown, whether foreseen or unforeseen, arising on or before the date hereof, which the Borrower ever had, now has or hereafter can, shall or may have for, upon or by reason of any matter, cause or thing whatsoever, which are based upon, arise under or are related to the Notes or any other Transaction Agreement.

This letter agreement shall be governed by the internal laws of the State of California. No party may assign its rights, duties or obligations under this letter agreement without the prior written consent of the other parties. This letter agreement may be executed in any number of separate counterparts, each of which shall, collectively and separately, constitute one agreement. This letter shall not become effective unless and until one or more counterparts hereof are duly executed by the Borrower in the space indicated below and telecopied to the attention of Scott Berson of Chadbourne & Parke LLP, counsel for the Collateral Agent, at (646) 710-1144.

Very truly yours,

SBI ADVISORS, LLC ,
as Collateral Agent

By: /s/ Shelly Singhal
Name:  Shelly Singhal
  Title:

Accepted and agreed as of
May ___, 2007:

CHINA EDUCATION ALLIANCE, INC.

By:/s/ Xinqun Yu
      Name:Xinqun Yu
        Title: